Exhibit 99.1

Joint Filer Information

Each of Morgan Stanley Capital Group Inc., Morgan Stanley & Co. Incorporated, Morgan Stanley DW Inc., TransMontaigne Product Services Inc., Coastal Fuels Marketing Inc., TransMontaigne Services Inc. TransMontaigne GP, L.L.C. has designated Morgan Stanley as the “Designated Filer” for the purposes of the attached Form 3.

Issuer and Ticker Symbol: TransMontaigne Inc. (TMG)

Date of Event Requiring Statement: September 1, 2006

Signature:         /s/ Stuart Breslow

By: Stuart Breslow, authorized signatory of Morgan Stanley

Signature:         /s/ Robert Kinney

By: Robert Kinney, Vice President of Morgan Stanley Capital Group Inc.

Signature:         /s/ Stuart Breslow

By: Stuart Breslow, authorized signatory of Morgan Stanley & Co. Incorporated

Signature:         /s/ Kirk Wickman

  By: Kirk Wickman, Managing Director, General Counsel and Secretary of Morgan Stanley DW Inc.

Signature :         /s/ Erik B. Carlson

By: Erik B. Carlson, Corporate Secretary and General Counsel, TransMontaigne Inc.

Signature:         /s/ Erik B. Carlson

By: Erik B. Carlson, Corporate Secretary and General Counsel, TransMontaigne Product Services Inc.

Signature:         /s/ Erik B. Carlson

By: Erik B. Carlson, Corporate Secretary and General Counsel, Coastal Fuels Marketing, Inc.

Signature:         /s/ Erik B. Carlson

By: Erik B. Carlson, Corporate Secretary and General Counsel, TransMontaigne Services Inc.

Signature:         /s/ Erik B. Carlson

By: Erik B. Carlson, Corporate Secretary and General Counsel, TransMontaigne GP L.L.C.